Exhibit 10.32

Edwards Group Limited
2012 Equity Incentive Plan

UK UNAPPROVED SHARE OPTION AWARD AGREEMENT

THIS UK UNAPPROVED SHARE OPTION AWARD AGREEMENT (this “Award Agreement”) is made and delivered as a DEED effective as of [•] (the “Date of Grant”), by Edwards Group Limited, a public limited company incorporated in the Cayman Islands (the “Company”).

R E C I T A L S:

WHEREAS, the Company has adopted the Edwards Group Limited 2012 Equity Incentive Plan (the “Plan”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to [•] (the “Participant”) pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Grant of the Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [•] Shares as of the Date of Grant.  The Option is intended to be a UK Unapproved Share Option.

2.             Option Price.  The purchase price of the Shares subject to the Option is $[•] per Share (the “Option Price”).

3.             Option Term.  The term of the Option shall be ten (10) years, commencing on the Date of Grant (the “Option Term”).  The Option shall automatically terminate upon the expiration of the Option Term, or at such earlier time specified herein or in the Plan.

4.             Vesting of the Option.  Subject to the Participant’s continued employment by the Company or its Subsidiaries, the Option shall vest and become exercisable in full on [•](1) (the “Vesting Date”).  At any time, the portion of the Option which has become vested and exercisable in accordance with the terms hereof shall be called the “Vested Portion.”]

5.             Termination of Employment.

(a)           Termination of Employment for Cause.  In the event (i) the Participant’s employment is terminated for Cause or (ii) the Committee determines that the

(1)  The third anniversary of the Initial Public Offering

Participant’s acts or omissions constitute Cause at any time before the first anniversary of the Participant’s termination, the Option shall terminate and be forfeited without consideration, effective as of the date the Participant’s employment is terminated for Cause or the date the act or omission constituting Cause is determined to have occurred, as applicable.

(b)           Termination of Employment due to death or Disability.  In the event a Participant’s employment is terminated due to death or Disability (and the Committee does not determine that Cause exists): (i) the unvested portion of the Option shall terminate and be forfeited without consideration, effective as of the date the Participant’s employment is terminated and (ii) the Option shall terminate on the earlier of (A) one (1) year following such termination and (B) the expiration of the Option Term.

(c)           Other Terminations of Employment.  In the event a Participant’s employment is terminated for any reason other than pursuant to Section 5(a) and Section 5(b) above (and the Committee does not determine that Cause exists): (i) the unvested portion of the Option shall terminate and be forfeited without consideration, effective as of the date the Participant’s employment is terminated and (ii) the Vested Portion shall terminate on the earlier of (A) sixty (60) days following such termination and (B) the expiration of the Option Term.

6.             Exercise Procedures.

(a)           Notice of Exercise.  To the extent exercisable, the Participant or the Participant’s representative may exercise the Vested Portion or any part thereof prior to the expiration of the Option Term by giving written notice to the Company in the form attached hereto as Exhibit A (the “Notice of Exercise”).  The Notice of Exercise shall be signed by the person exercising such Option.  In the event that such Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such representative’s right to exercise such Option.

(b)           Method of Exercise.  The Participant or the Participant’s representative shall deliver to the Company, at the time the Notice of Exercise is given, payment in cash or, to the extent permitted by the Committee, another form of payment permissible under Section 6.4 of the Plan for the full amount of the aggregate Option Price for the exercised Option.

(c)           Issuance of Shares.  Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price, the Company shall promptly cause the Shares underlying the exercised Option to be issued in the name of the Person exercising the applicable Option.

(d)           Performance Conditions.  The Participant may only exercise the Option if, and to the extent that, the performance conditions set out in the Schedule to this deed (the “Performance Conditions”) (if any) are satisfied.  Subject to the restrictions (if any) on waiver or variation set out in the Schedule to this deed, the Company may waive or vary the Performance Conditions in certain circumstances, in accordance with the rules of the Plan.

7.             No Right to Continued Employment.  The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Subsidiary to continue the employment of the Participant and shall not lessen or affect any right that the Company or any Subsidiary may have to terminate the employment of such Participant.

8.             Compliance with Law; Restrictions on Shares.  The granting of the Option and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:  (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.  The Committee may impose such other conditions or restrictions on any Shares received upon the exercise of the Option as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

9.             Transferability.  Unless otherwise determined by the Committee, the Option shall not be transferable or assignable by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.  No transfer shall be permitted for value or consideration.  During the Participant’s lifetime, the Option is exercisable only by the Participant.  After the death of the Participant the Option may be exercised by the heirs, legatees, personal representatives or distributees of the Participant.  Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

10.           Bankruptcy.  The Option will lapse if the Participant is declared bankrupt.

11.           Withholding and Indemnity.  The Participant may be required to pay, enter into a joint election to transfer, or enter into an arrangement or agreement for the payment of, part or all of the employer’s secondary class 1 National Insurance contributions (“Employer’s NICs”) liability (if any) arising from his/her exercise of the Option.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable withholding taxes, primary National Insurance contributions or amounts in respect of Employer’s NICs in respect of the Option, its exercise or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such taxes and contributions.  The Option may only be exercised if the Participant: (i) confirms (in writing) on or before exercise that he/she agrees to the requirements of the Plan relating to withholding taxes, contributions and Employer’s NICs;

and (ii) makes any arrangements, or enters into any agreements, that may be required by the Company or the Participant’s employer pursuant to the requirements of the Plan relating to withholding taxes and Employer’s NICs.

12.           Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with a reputable postal service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

13.           Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14.           Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.           Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

16.           Governing Law.  This Award Agreements and any dispute or claim arising out of or in connection with this Award Agreement or the subject matter or formation thereof (including a non-contractual dispute or claim) shall be governed by, and interpreted in accordance with, the laws of England and Wales.  The courts of England and Wales shall have exclusive jurisdiction to settle any dispute of claim (including a non-contractual dispute or claim) arising out of or in connection with this Award Agreement or its subject matter or formation.

17.           Option Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan (including governing law), the applicable terms and provisions of the Plan will govern and prevail.

18.           No Guarantees Regarding Tax Treatment.  The Participant shall be responsible for all taxes with respect to the Option.  The Committee and the Company make no guarantees regarding the tax treatment of the Option.

19.           Amendment.  The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

20.           Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.           Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*                      *                      *

SCHEDULE  PERFORMANCE CONDITIONS

[INSERT PERFORMANCE CONDITIONS AND ANY RELATED PROVISIONS, SUCH AS RESTRICTIONS ON THE WAIVER OR VARIATION OF PERFORMANCE CONDITIONS.]

Option Award Agreement — [•]

IN WITNESS WHEREOF, the Company has executed and delivered this Award Agreement AS A DEED.

Company
Executed as a Deed by EDWARDS GROUP LIMITED	)
acting by [NAME OF AUTHORISED SIGNATORY]	)
)
[Authorised signatory]

EXHIBIT A

Notice of Exercise

Edwards Group Limited

Attn: General Counsel	Date of Exercise:

Ladies & Gentlemen:

1.             Exercise of Option.  This DEED constitutes notice to Edwards Group Limited (the “Company”) that pursuant to my HMRC Approved Option Award Agreement (the “Award Agreement”) under the Company’s 2012 Equity Incentive Plan as modified by appendix 1 thereto (the “Plan”) I elect to purchase the number of ordinary shares of the Company set forth below and for the price set forth below.  By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the share option (the “Option”) exercised by this notice and have full power and authority to exercise the same.

Date of Grant:

Number of Shares as to
which the Option is exercised
(“Optioned Shares”):

Shares to be issued in name of:

Total exercise price:	$

Cash Exercise
Cash payment delivered herewith:	$

2.             Form of Payment.  Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are limited by the Plan and are permissible only to the extent approved by the remuneration committee of the Board of Directors of the Company (the “Committee”) or any committee designated thereby, in its sole discretion.

3.             Delivery of Payment.  With this notice, I hereby deliver to the Company the full purchase price of the Optioned Shares and any and all withholding taxes or primary National Insurance contributions due in connection with the exercise of my Option or have otherwise satisfied such requirements.  I irrevocably agree: (a) to pay to the Company amounts equal to any secondary class 1 (employer) NICs (or any similar liability in respect of social security contribution arising in any jurisdiction outside the United Kingdom) which the Company or its Subsidiaries is liable to pay on the exercise of the Option and which may be lawfully recovered from me; (b) to enter into arrangements satisfactory to the Company to secure the payment of the amounts specified in (a); or (c) if requested to do so by the Company, to enter into a joint election to transfer to me liability for the whole or any part of the amounts specified in (a).  I understand and agree that, if I do not fulfill any obligations I then have under this clause within seven days after the date of this exercise notice, the Company may retain and sell enough of the Optioned Shares to satisfy my liabilities under this clause, together with any costs arising from that sale. I shall be entitled to any balance of the sale proceeds.

4.             Restricted Securities Election.  I irrevocably agree to enter into a joint election in respect of the Shares under section 431(1) or section 431(2) of the Income Tax (Earnings and Pensions) Act 2003, if required to do so by the Company at any time up to the date falling fourteen days after I acquire the Optioned Shares.

5.             Rights as Shareholder.  While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the shares underlying the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such shares, notwithstanding the exercise of my option(s).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the optioned shares.

6.             Interpretation.  Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

7.             Governing Law.  This notice and any dispute or claim arising out of or in connection herewith (including a non-contractual dispute or claim) shall be governed by, and interpreted in accordance with, the laws of England and Wales.  The courts of England and Wales shall have exclusive jurisdiction to settle any dispute of claim (including a non-contractual dispute or claim) arising out of or in connection with this notice or its subject matter or formation.

8.             Entire Agreement.  The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

EXECUTED AND DELIVERED as a DEED	)
by [Participant]	)
in the presence of [name of witness]:	)
)
[name of Participant]

Signature of witness

Name of witness

Address of witness

Occupation of witness

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